Exhibit 1.01

EATON CORPORATION plc
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2023

This Conflict Minerals Report (Report) is filed as an exhibit to Eaton’s Form SD as required by Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934, as amended.

Eaton Corporation plc (Eaton, the Company, we, us or our) is required to perform a reasonable country of origin inquiry (RCOI) into the sources of necessary conflict minerals in our products and disclose the results of such diligence. Conflict minerals have been defined as tin, tantalum, tungsten and gold (the Minerals). The design of our due diligence and related results are described below.

A copy of Eaton Corporation plc's Conflict Minerals Report is publicly available at www.eaton.com under "Responsible Sourcing of Conflict Minerals" at: https://www.eaton.com/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html. The contents of our website referred to in this Report are not incorporated by reference into this Report.

1.COMPANY OVERVIEW

Eaton Corporation plc (Eaton or the Company) is an intelligent power management company dedicated to protecting the environment and improving the quality of life for people everywhere. We make products for the data center, utility, industrial, commercial, machine building, residential, aerospace and mobility markets. We are well positioned to capitalize on the megatrends of electrification, energy transition and digitalization. The reindustrialization of North America and Europe, growth in North American megaprojects, and increased global infrastructure spending focused on clean energy programs are expanding our end markets and positioning Eaton for growth for years to come. We are strengthening our participation across the entire electrical power value chain and benefiting from momentum in the data center and utility end markets as well as a growth cycle in the commercial aerospace and defense markets. We are guided by our commitment to operate sustainably and with the highest ethical standards. Our work is accelerating the planet’s transition to renewable energy sources, helping to solve the world’s most urgent power management challenges, and building a more sustainable society for people today and for future generations.

Eaton was founded in 1911 and has been listed on the New York Stock Exchange for more than a century. We reported revenues of $23.2 billion in 2023 and serve customers in more than 160 countries.

Eaton has five key business segments: Electrical Americas and Electrical Global, Aerospace, Vehicle, and eMobility. In 2023 Eaton considers all products to be in-scope and include, but are not limited to:

Electrical Americas and Electrical Global
These segments consist of electrical components, industrial components, residential products, single phase power quality, emergency lighting, fire detection, wiring devices, structural support systems, circuit protection, and lighting products. Electrical Systems and Services is also a part of this segment and consists of power distribution and assemblies, three phase power quality, hazardous duty electrical equipment, intrinsically safe explosion-proof instrumentation, utility power distribution, power reliability equipment, and services.

Aerospace
The Aerospace segment is a leading global supplier of aerospace fuel, hydraulics, and pneumatic systems for commercial and military use. Products include hydraulic power generation systems for aerospace applications including pumps, motors, hydraulic power units, hose and fittings, electro-hydraulic pumps; controls and sensing products including valves, cylinders, electronic controls, electromechanical actuators, sensors, aircraft flap and slat systems and nose wheel steering systems; fluid conveyance products, including hose, thermoplastic tubing, fittings, adapters, couplings, sealing and ducting; and fuel systems including fuel pumps, sensors, valves, adapters and regulators.

Vehicle
The Vehicle segment is a leader in the design, manufacture, marketing, and supply of: drivetrain, powertrain systems and critical components that reduce emissions and improve fuel economy, stability, performance, and safety of cars, light trucks and commercial vehicles. Products include transmissions, clutches, hybrid power systems, superchargers, engine valves and valve actuation systems, cylinder heads, locking and limited slip differentials, transmission controls, and fuel vapor components for the global vehicle industry.

eMobility
The eMobility segment designs, manufactures, markets, and supplies electrical and electronic components and systems that improve the power management and performance of both on-road and off-road vehicles. Products include high voltage inverters, converters, fuses, onboard chargers, circuit protection units, vehicle controls, power distribution, fuel tank isolation valves, and commercial vehicle hybrid systems.

For additional information about our business segments, including the wide variety of products manufactured in each segment, refer to Eaton's 2023 Form 10-K.

2.REASONABLE COUNTRY OF ORIGIN INQUIRY

Purchased raw materials and parts are varied and are sourced from many suppliers. Eaton has a substantial number of suppliers globally that span across our business segments. Our supply chain is multi-tiered, and Eaton is typically many levels removed from the mines, smelters and refiners. Therefore, Eaton must rely on its suppliers to provide information about the origin of the Minerals in its products. Some of Eaton’s products may contain the Minerals either from recycled sources or in their processed form.

For the reporting period from January 1 through December 31, 2023, Eaton conducted a good faith reasonable country of origin inquiry of the Minerals that are necessary to the functionality or production of the products that Eaton manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Eaton was unable to conclude that these Minerals did not originate from Conflict Affected and High Risk Areas (CAHRAs) including the Democratic Republic of the Congo (the DRC) or adjoining countries. Accordingly, Eaton undertook due diligence measures on the source and chain of custody of the identified necessary Minerals.

3.DUE DILIGENCE

3.1 Design of Due Diligence

Our due diligence measures were designed to conform, in all material respects, with the due diligence framework set forth in The Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold. Pursuant to this framework, we undertook to: (a) establish company management systems, (b) identify and assess risks in our supply chain, (c) design and implement a strategy to respond to the risks identified, (d) support the development and implementation of independent third party audits of smelter and refiner sourcing, and (e) report on the results of our supply chain due diligence.

3.2 Due Diligence Measures Performed

a. Establishment of Company Management Systems

Eaton has taken steps to develop strong company management systems pertaining to the use of Minerals in our products and supply chain. These include the development of a conflict minerals policy, which is available at http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html. In addition, we have implemented an internal management reporting structure to manage and oversee Eaton’s conflict minerals activities consisting of a dedicated Conflict Minerals team and executive-level Conflict Minerals Steering Committee chaired by Eaton’s Vice President for Global Supplier Performance. We have also established formal requirements for suppliers related to the use and reporting of Minerals, including the implementation of a supplier conflict minerals solicitation process utilizing tools created by the Responsible Minerals Initiative (RMI) which includes the Conflict Minerals Reporting Template (CMRT). Through our policy and participation in RMI, Eaton is committed to responsible sourcing of Minerals from CAHRAs including the DRC and adjoining countries and requires suppliers and smelters or refiners to source responsibly from these regions. Finally, we maintain a global ethics e-mail address and telephone helpline (http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html) which can be used by employees, suppliers or other stakeholders to report any concerns relating to Eaton’s sourcing activities.

b. Identify and Assess Risks in our Supply Chain

As a downstream user of Minerals, Eaton is many layers removed from the mine or location from which the Minerals originated and the smelters and refiners which processed the Minerals. We solicited relevant suppliers using due diligence tools including the RMI’s CMRT. Our solicitation letter included an explanation of the Minerals and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions. Additional solicitation requests, including in additional languages beyond English, were sent to suppliers that did not respond or provide sufficient information. Through this process, during 2023 we solicited approximately 1,000 suppliers.

We verified the information provided by our suppliers (to the extent possible) by comparing it to the information shared on the RMI website and monthly plenary calls, and against CMRT acceptance criteria for completeness and consistency of responses. Through this process, for suppliers who provided names of smelters and refiners, we determined the conformance status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the Minerals, we confirmed the listed countries of origin for each smelter and refiner if that information was available from RMI.

c. Design and Implement a Strategy to Respond to Identified Risks

Eaton’s strategy to respond to identified risks includes the development of a conflict minerals policy, referenced above. This policy is also included in Eaton’s Purchase Order Terms and Conditions and associated Supplier Code of Conduct (the Code). Both the Purchase Order Terms and Conditions and the Code are used to communicate requirements to our suppliers, including expectations relating to the use and sourcing of the Minerals. In particular, Eaton’s Purchase Order Terms and Conditions and associated Code require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to us contain Minerals, and whether, and to what extent, the Minerals are sourced from smelters and refiners conformant to RMI’s Responsible Minerals Assurance Process (RMAP), and to report to Eaton the results of this due diligence. The Terms and Conditions and the Code are available on our website at https://www.eaton.com/us/en-us/company/selling-to-eaton.html.

Eaton monitors the information received from suppliers in response to our solicitations, and periodically shares summaries of this information with our Conflict Minerals Steering Committee. Eaton is a member of RMI (member Code EATN) and uses data from the RMI to determine the conformance status of supplier-reported smelters and refiners, as well as reported country of origin information related to the Minerals sourced from such smelters or refiners, if available. Through our membership in RMI, Eaton further supports several complementary programs such as iTSCi, LBMA, and RCS Global Group’s Better Mining Project, with which RMI collaborates to jointly address Minerals issues in CAHRAs including the DRC and adjoining countries.

Suppliers that are either non-responsive or provide incomplete or inconsistent responses to Eaton’s solicitations are escalated within Eaton’s Supply Chain Management organization for follow-up engagement. Responding suppliers reporting smelters and refiners that are non-conformant or have other identified red flags receive follow-up communication to remind them of Eaton’s expectations relating to the use and sourcing of Minerals as well as support and resources including training available to them through our membership in RMI. Corrective action plans are assigned as needed to ensure suppliers improve on their due diligence practices and comply with Eaton’s Purchase Order Terms and Conditions and the Code.

d. Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of Minerals, Eaton and its direct supply chain are many layers removed from the mine or location from which the Minerals originated and smelters and refiners that process the Minerals. Through our membership and participation in the RMI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices, the RMI Responsible Minerals Assurance Process (RMAP) and tools such as the CMRT. In addition, Eaton has contributed financially to RCS Global Group’s Better Mining program which has been recognized as a valid upstream assurance mechanism for its work to address risks associated with artisanal small mines.

e. Report on Supply Chain Due Diligence

Eaton publicly communicates our conflict minerals policy, due diligence activities and related supplier expectations on our website and in our Form SD and Conflict Minerals Report available at: http://www.eaton.com/content/eaton/us/en-us/company/policies-and-statements/responsible-sourcing-of-conflict-minerals0.html.

4.RESULTS OF REVIEW

For the reporting period of January 1, 2023 through December 31, 2023, Eaton solicited approximately 1,000 suppliers to gather detailed information regarding the existence of the Minerals in products sold to us, as well as the origin and chain of custody of the Minerals, using the CMRT. Based on the information provided by Eaton’s suppliers and our own due diligence efforts through December 31, 2023, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products. A majority of our suppliers responded that their materials did not contain the Minerals, they used recycled materials, they were unable to determine whether the products they sold to us contained Minerals, or they were still in the process of evaluating the source of the Minerals in their products.

Based on the information provided by our suppliers, Eaton believes the smelters and refiners that may have been used to produce Minerals in Eaton’s products include those listed in Annex I. Based on information provided by our suppliers and information available from the RMI, Eaton believes that the countries of origin of Minerals processed by these smelters and refiners may include the countries listed in Annex II. Eaton found no reasonable basis for concluding that any Minerals known to be in its supply chain directly or indirectly financed or benefitted armed groups in CAHRAs including the DRC or surrounding countries.

5.STEPS TAKEN TO MITIGATE RISK

Eaton intends to continue to evaluate its due diligence program in accordance with the provisions of the Rule. In particular, we intend to annually review the criteria used to select suppliers for solicitation and to continue to engage with our suppliers to identify the Minerals used within our supply chain, as well as the origin and chain of custody of those Minerals. We intend to continue to engage with third party programs such as the RMI. Finally, to the extent any Eaton supplier is found to be using non-conformant smelters or refiners within its supply chain, Eaton intends to engage that supplier and re-communicate our requirement for suppliers to commit to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, as per Eaton’s policy.

ANNEX I

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Metal	Status	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold	*	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	*	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	*	Materion	UNITED STATES OF AMERICA
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Royal Canadian Mint	CANADA
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold	*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold		GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	*	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold		Augmont Enterprises Private Limited	INDIA
Gold		Alexy Metals	UNITED STATES OF AMERICA
Gold	*	WEEEREFINING	FRANCE
Gold		Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	*	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold		Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	*	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold		Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold		Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	*	T.C.A S.p.A	ITALY
Gold	*	REMONDIS PMR B.V.	NETHERLANDS
Gold	*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	*	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold		SAAMP	FRANCE
Gold	*	L.Orfebre S.A.	ANDORRA
Gold		8853 S.p.A.	ITALY
Gold	*	Italpreziosi	ITALY
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	*	SAFINA A.S.	CZECHIA
Gold		Bangalore Refinery	INDIA
Gold	*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Planta Recuperadora de Metales SpA	CHILE
Gold		Safimet S.p.A	ITALY
Gold	*	NH Recytech Company	KOREA, REPUBLIC OF
Gold	*	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	*	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	*	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	*	Chimet S.p.A.	ITALY
Gold	*	Chugai Mining	JAPAN
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kosak Seiren	JAPAN
Gold		Lingbao Gold Co., Ltd.	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold		Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold		HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Japan Mint	JAPAN
Gold	*	JCC	CHINA
Gold	*	Metalor Switzerland	SWITZERLAND
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold		Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	*	SEMPSA Joyería Platería S.A.	SPAIN
Gold	*	Shan Dong Huangjin	CHINA
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold		Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	*	Zhaojin Mining Industry Co., Ltd.	CHINA
Gold		Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold		Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	*	Umicore Precious Metals Refining Hoboken	BELGIUM
Gold	*	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold		Great Wall Precious Metals Co,. LTD.	CHINA
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	*	Zijin Mining Industry Corporation	CHINA
Gold		Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold		International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold		Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold		Shirpur Gold Refinery Ltd.	INDIA

Gold		Marsam Metals	BRAZIL
Gold		Gold Coast Refinery	GHANA
Gold		Shandong Humon Smelting Co., Ltd.	CHINA
Gold		Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold		Sai Refinery	INDIA
Gold		DEGUSSA	GERMANY
Gold		JALAN & Company	INDIA
Gold		Sovereign Metals	INDIA
Gold		MD Overseas	INDIA
Gold		Kundan Care Products Ltd.	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold		Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold		K.A. Rasmussen	NORWAY
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Gold	*	Valcambi S.A.	SWITZERLAND
Gold		Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold		Refinery of Seemine Gold Co., Ltd.	CHINA
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold		Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold		Morris and Watson	NEW ZEALAND
Gold		State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold		Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold		AU Traders and Refiners	SOUTH AFRICA
Gold	*	PX Precinox S.A.	SWITZERLAND
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold		Cendres + Metaux S.A.	SWITZERLAND
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold		Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	*	Yamakin Co., Ltd.	JAPAN
Gold	*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Gold		Umicore Precious Metals Thailand	THAILAND
Gold		Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold		Industrial Refining Company	BELGIUM
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold		L.azurde Company For Jewelry	SAUDI ARABIA
Gold		Sudan Gold Refinery	SUDAN
Gold		Kazakhmys Smelting LLC	KAZAKHSTAN
Gold		Caridad	MEXICO
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	*	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold		Pease & Curren	UNITED STATES OF AMERICA
Gold		QG Refining, LLC	UNITED STATES OF AMERICA

Gold		Modeltech Sdn Bhd	MALAYSIA
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	*	Aurubis AG	GERMANY
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	*	PAMP S.A.	SWITZERLAND
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	*	Boliden AB	SWEDEN
Gold		Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold		Kyrgyzaltyn JSC	KYRGYZSTAN
Gold		CGR Metalloys Pvt Ltd.	INDIA
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum		Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	*	LSM Brasil S.A.	BRAZIL
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	QuantumClean	UNITED STATES OF AMERICA
Tantalum	*	RFH	CHINA
Tantalum	*	Taki Chemical Co., Ltd.	JAPAN
Tantalum	*	Telex Metals	UNITED STATES OF AMERICA
Tantalum	*	TANIOBIS GmbH	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	*	H.C. Starck Ltd.	JAPAN
Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	*	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Mineracao Taboca S.A.	BRAZIL
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	*	NPM Silmet AS	ESTONIA
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	KEMET Blue Metals	MEXICO
Tantalum	*	H.C. Starck Co., Ltd.	THAILAND
Tantalum	*	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA

Tantalum	*	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum		Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	*	Plansee SE Reutte	AUSTRIA
Tantalum	*	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	*	PT Sariwiguna Binasentosa	INDONESIA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tin	*	PT Timah Tbk Kundur	INDONESIA
Tin	*	PT Timah Tbk Mentok	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Tin	*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Thaisarco	THAILAND
Tin	*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	PT Cipta Persada Mulia	INDONESIA
Tin	*	Metallo Belgium N.V.	BELGIUM
Tin	*	PT Menara Cipta Mulia	INDONESIA
Tin	*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	*	PT Bangka Serumpun	INDONESIA
Tin	*	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin		Ma.anshan Weitai Tin Co., Ltd.	CHINA
Tin	*	PT Rajawali Rimba Perkasa	INDONESIA
Tin	*	Luna Smelter, Ltd.	RWANDA
Tin	*	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	Fenix Metals	POLAND
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin		Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	*	Mineracao Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin	*	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	*	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT Babel Inti Perkasa	INDONESIA
Tin	*	PT Babel Surya Alam Lestari	INDONESIA
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tin	*	Alpha	UNITED STATES OF AMERICA
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	Dowa	JAPAN
Tin		Melt Metais e Ligas S.A.	BRAZIL

Tin	*	Metallo Spain S.L.U.	SPAIN
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	PT Aries Kencana Sejahtera	INDONESIA
Tin	*	PT Rajehan Ariq	INDONESIA
Tin	*	CV Ayi Jaya	INDONESIA
Tin	*	PT Premium Tin Indonesia	INDONESIA
Tin	*	Feinhutte Halsbrucke GmbH	GERMANY
Tin	*	PT Bangka Prima Tin	INDONESIA
Tin		PT Bangka Tin Industry	INDONESIA
Tin	*	Super Ligas	BRAZIL
Tin	*	PT Sukses Inti Makmur	INDONESIA
Tin	*	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	*	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	*	PT Timah Nusantara	INDONESIA
Tin	*	Magnu.s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	Resind Industria e Comercio Ltda.	BRAZIL
Tin	*	PT Mitra Sukses Globalindo	INDONESIA
Tin	*	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	*	CRM Synergies	SPAIN
Tin	*	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	*	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	*	Estanho de Rondonia S.A.	BRAZIL
Tin		PT Belitung Industri Sejahtera	INDONESIA
Tin	*	PT Tommy Utama	INDONESIA
Tin		PT Panca Mega Persada	INDONESIA
Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin		Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin		An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin		Pongpipat Company Limited	MYANMAR
Tin		PT Tirus Putra Mandiri	INDONESIA
Tin		Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin		Precious Minerals and Smelting Limited	INDIA
Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin		Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin		Modeltech Sdn Bhd	MALAYSIA
Tin	*	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin		Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin		VQB Mineral and Trading Group JSC	VIETNAM
Tin	*	DS Myanmar	MYANMAR
Tungsten	*	A.L.M.T. Corp.	JAPAN
Tungsten	*	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	*	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	*	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten		ACL Metais Eireli	BRAZIL
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten		Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten		Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten	*	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	*	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	*	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	*	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	*	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten		Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	*	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	*	Cronimet Brasil Ltda	BRAZIL
Tungsten		CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten		Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten		Jiangxi Minmetals Gao.an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten		HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

* = Conformant or actively participating in the RMI Responsible Minerals Assurance Process (as reported by RMI as of February 08, 2024).

ANNEX II
POSSIBLE COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED
SMELTERS AND REFINERS*

Benin	Namibia	Malta
Canada	New Zealand	Mauritius
Chile	Oman	Monaco
Guyana	Panama	Netherlands
Papua New Guinea	Peru	Nigeria
Philippines	Russia	Norway
South Africa	Saudi Arabia	Pakistan
Korea, Republic of	Senegal	Poland
Sweden	Serbia	Portugal
Uzbekistan	Spain	Puerto Rico
Bolivia (Plurinational State of)	Sudan	Romania
Colombia	Suriname	Singapore
Nicaragua	Turkey	Slovakia
Niger	United States of America	Slovenia
Tanzania	Algeria	Switzerland
Zimbabwe	Andorra	Tajikistan
Argentina	Austria	Thailand
Australia	Bangladesh	Trinidad and Tobago
Azerbaijan	Belarus	Tunisia
Botswana	Belgium	Ukraine
Brazil	Bosnia and Herzegovina	United Arab Emirates
Burkina Faso	Bulgaria	United Kingdom of Great Britain and Northern Ireland
Cambodia	Chinese Taipei	Uruguay
China	Croatia	Viet Nam
Côte d'Ivoire	Cyprus	Bolivia
Dominican Republic	Czech Republic	French Guiana
Ecuador	Denmark	Morrocco
Egypt	Estonia	Mozambique
Fiji	France	Burundi
Finland	Germany	Rwanda
Georgia	Greece	Congo, Democratic Republic of the
Ghana	Hong Kong	Laos
Guatemala	Hungary	Myanmar
Guinea	Iceland	United Kingdom
Honduras	India	Vietnam
Indonesia	Ireland	Ethiopia
Japan	Israel	Madagascar
Kazakhstan	Italy	Sierra Leone
Kenya	Jamaica
Kyrgyzstan	Jordan
Lao People's Democratic Republic	Latvia
Liberia	Lebanon
Mali	Liechtenstein
Mauritania	Lithuania

Mexico	Luxembourg
Mongolia	Macao
Morocco	Malaysia

*The list of possible countries of origin of Minerals processed by supplier-reported smelters and refiners is based upon RCOI information available from The Responsible Minerals Initiative. As a downstream manufacturer many tiers removed from the smelters/refiners and mines of origin, Eaton does not have sufficient information to conclusively determine the countries of origin or chain of custody of Minerals in our products.